UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY		10012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.
Item 8.01 - Other Events.

On February 28, 2007, Take-Two Interactive Software, Inc. (the “Company”) entered into a three year employment agreement (“Employment Agreement”) with Seth Krauss, Esq., pursuant to which Mr. Krauss will serve as Executive Vice President and General Counsel of the Company effective March 12, 2007.

Pursuant to the terms of the Employment Agreement, Mr. Krauss will receive an annual base salary in the amount of $365,000, a one time bonus in the amount of $50,000, and an additional annual bonus in an amount of up to 50% of his annual base salary, based on the achievement of certain quantitative and qualitative performance targets. The Company has agreed to grant to Mr. Krauss (i) five year options to purchase a total of 100,000 shares of Common Stock of the Company pursuant to the Company’s 2002 Stock Option Plan, as amended, to be granted on April 2, 2007 and vesting as to one-third of such shares on each of the first, second and third anniversary of the date of grant; and (ii) 25,000 shares of restricted Common Stock under the Company’s Incentive Stock Plan, as amended, to be granted upon the last to occur of (x) April 2, 2007 or (y) the approval by the Company’s stockholders of an amendment to the Company’s Incentive Stock Plan increasing the number of shares authorized to be issued thereunder by at least 1,000,000 shares, vesting as to one-third of such shares on each of the first, second and third anniversary of the date of grant (each, a “Vesting Date”). If such shares of restricted Common Stock are not granted prior to any Vesting Date based on an April 2, 2007 grant date, the Company has agreed to make additional cash payments to Mr. Krauss in an amount equal to the fair market value of the shares that would have vested on such Vesting Date. The Employment Agreement also provides for the Company to continue to pay Mr. Krauss’ salary for certain specified periods of time if his employment is terminated without cause or upon a change in control of the Company. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

Mr. Krauss will be joining the Company from Morgan Stanley, where he served as an Executive Director in the Legal and Compliance Division. Most recently, Mr. Krauss was responsible for coordinating all significant regulatory and law enforcement matters in the U.S. and served as one of Morgan Stanley’s senior liaisons to its regulators, including the U.S. Securities and Exchange Commission (SEC), National Association of Securities Dealers (NASD), and the New York Stock Exchange.

From 1995 until joining Morgan Stanley in 2004, Mr. Krauss served as an Assistant District Attorney and Senior Investigative Counsel in the New York County District Attorneys’ Office. At the District Attorneys’ Office, Mr. Krauss was responsible for leading complex, long-term investigations into violations of securities, banking, accounting, taxation and related laws and regulations, working closely with the SEC, NASD, as well as federal, state, and international financial regulators and law enforcement agencies. Among other matters, Mr. Krauss co-led the Office’s investigation of the role of financial institutions in Enron’s collapse.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated February 28, 2007 between the Company and Seth Krauss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

By:	/s/ Karl H. Winters
Name: Karl H. Winters
Title: Chief Financial Officer

Date: March 6, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement dated February 28, 2007 between the Company and Seth Krauss.